Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you
vote FOR proposals 1 and 2.	For	Against	Abstain

1.

To approve the issuance of shares of Columbia common stock in the merger of a to-be-formed wholly owned subsidiary of Columbia with and into West Coast Bancorp, an Oregon corporation, pursuant to the Agreement and Plan of Merger dated September 25, 2012, which will result in West Coast Bancorp becoming a wholly owned subsidiary of Columbia.

	☐	☐	☐

2.

To approve one or more adjournments of the Columbia special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the issuance of Columbia common stock in the merger.

	☐	☐	☐

NOTE: In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

COLUMBIA BANKING SYSTEM, INC. Special Meeting of Shareholders To be held on , 2013 Proxy solicited on behalf of the Board of Directors

The undersigned shareholder of Columbia Banking System, Inc. hereby nominates, constitutes and appoints Melanie J. Dressel and William T. Weyerhaeuser, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full substitution, for me and in my name, place and stead, to act and to vote all of the common stock of Columbia standing in my name and on its books on January 22, 2013, at the Special Meeting of Shareholders of Columbia Banking System, Inc. to be held at its Corporate Headquarters, located at 1301 A Street, Suite 800, Tacoma, Washington, on     , 2013, at     .m. (Pacific Standard Time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders for the             , 2013 Special Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

This proxy when properly executed will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2.

Continued and to be signed on reverse side